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                                Attorneys at Law
                               50 Fremont Street
                         San Francisco, California 94105
                         Mailing Address: P. O. Box 7880
                          San Francisco, CA 94120-7880
                  TELEPHONE: (415) 983-1000 FAX: (415) 983-1200
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                                                                     Exhibit 5.1


                                  July 14, 2000


Matrix Pharmaceuticals, Inc.
34700 Campus Drive
Fremont, California  92121


Re:  Registration Statement on Form S-3


Ladies and Gentlemen:

         We are acting as counsel for Matrix Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 2,500,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company. In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to such 2,500,000 shares of Common Stock. Such Registration Statement, as amended, is herein referred to as the "Registration Statement."

         We are of the opinion that the shares of Common Stock have been duly authorized and, when issued by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.


                                       Very truly yours,



                                       /s/ PILLSBURY MADISON & SUTRO LLP

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